Exhibit 99.1

Contact:	Michael
Bermish
Investor Relations Officer
(732) 212 – 3321
FOR IMMEDIATE RELEASE
WELLMAN REPORTS RESULTS FOR SECOND QUARTER 2006
July 25, 2006, Shrewsbury, NJ – Wellman, Inc. (NYSE: WLM) today reported a net loss attributable to common stockholders of $15.3 million or $0.48 per share for the quarter ended June 30, 2006. This compares to a net loss attributable to common stockholders of $25.4 million, or $0.80 per share for the same period in 2005. For the first six months of 2006, Wellman reported a net loss attributable to common stockholders of $34.7 million, or $1.09 per share, compared to a net loss attributable to common stockholders of $17.8 million, or $0.56 per share for the same period in 2005.
Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “Demand for PET resins continued to increase in the second quarter. We achieved record shipments and sales of Permaclear® solid stated PET resin in the second quarter 2006 utilizing the additional PET resin capacity (300 million pounds annually) at our Pearl River facility that started on June 1, 2006. While our operating results improved from the first quarter, we did not achieve acceptable margins because our chemical raw material costs increased at a faster rate than we were able to implement selling price increases.”
The following table summarizes our results for the second quarter and first half of 2006 compared to the same periods for 2005.

(in millions, except per share data)	2Q 06	2Q 05	1H 06	1H 05
Net Sales	$362.6	$345.0	$705.3	$731.3
Gross Profit	13.4	19.3	22.8	65.5
SG&A Expenses	14.0	13.6	29.0	31.6

Operating Income (Loss) Excluding Other Items	(0.6)	5.7	(6.2)	33.9
Other Items	2.2	26.6	8.8	28.4

Operating Income (Loss)	(2.8)	(20.9)	(15.0)	5.5
Interest Expense, net	14.0	11.2	26.6	21.6

Loss Before Income Tax Benefit	(16.8)	(32.1)	(41.6)	(16.1)
Income Tax Benefit	(5.1)	(10.1)	(13.9)	(5.7)

Net Loss	(11.7)	(22.0)	(27.7)	(10.4)
Accretion	(3.6)	(3.4)	(7.0)	(7.4)

Net Loss Attributable to Common Stockholders	($15.3)	($25.4)	($34.7)	($17.8)

Basic and Diluted EPS	($0.48)	($0.80)	($1.09)	($0.56)

Other Items included in Operating Income (Loss) are comprised of the following:

(in millions)	2Q 06	2Q 05	1H 06	1H 05
Hurricane Katrina Costs	$1.4	$—	$7.1	$—
Legal Costs	—	26.1	—	27.9
Miscellaneous	0.8	0.5	1.7	0.5

Other Items	$2.2	$26.6	$8.8	$28.4

Adjusted EBITDA
We have provided the non-GAAP measure of Adjusted EBITDA (as defined below) because our major debt agreements use this measurement as a key component, which affects our ability to incur additional indebtedness, make investments, and pay certain restricted payments, such as dividends. It is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use Adjusted EBITDA, because it excludes items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. We provide Adjusted EBITDA as an additional measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. We also believe it assists investors in analyzing our future ability to pay dividends, which is a key component in many investment decisions. Our Board, our chief decision maker, and senior management use Adjusted EBITDA to evaluate the operating performance of our business segments and determine incentive compensation for employees throughout the organization. Despite the importance of Adjusted EBITDA, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and is not intended to represent cash flows or an alternative to net income. Adjusted EBITDA is simply provided as supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance. Adjusted EBITDA is calculated by adding Net Loss, Income Tax Benefit, Interest Expense, Depreciation & Amortization and Other Items.
The following table reconciles Net Loss to Adjusted EBITDA for the second quarter and first half of 2006 compared to the same periods for 2005.

(in millions)	2Q 06	2Q 05	1H 06	1H 05
Net Loss	($11.7)	($22.0)	($27.7)	($10.4)
Income Tax Benefit	(5.1)	(10.1)	(13.9)	(5.7)
Interest Expense, net	14.0	11.2	26.6	21.6
Other Items	2.2	26.6	8.8	28.4
Depreciation & Amortization	18.5	17.1	36.2	35.9

Adjusted EBITDA	$17.9	$22.8	$30.0	$69.8

*      *      *      *

Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber. One of the world’s largest PET plastic recyclers, Wellman utilizes a significant amount of recycled raw materials in its manufacturing operations.
Non-GAAP financial measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, we have provided the non-GAAP measure of Adjusted EBITDA (as defined below) because our major debt agreements use this measurement as a key component, which affects our ability to incur additional indebtedness, make investments, and pay certain restricted payments, such as dividends. It is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use Adjusted EBITDA, because it excludes items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. We provide Adjusted EBITDA as an additional measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. We also believe it assists investors in analyzing our future ability to pay dividends, which is a key component in many investment decisions. Our Board, our chief decision maker, and senior management use Adjusted EBITDA to evaluate the operating performance of our business segments and determine incentive compensation for employees throughout the organization. Despite the importance of Adjusted EBITDA, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and is not intended to represent cash flows or an alternative to net income. Adjusted EBITDA is simply provided as supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance. Adjusted EBITDA is calculated by adding Net Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and Other Items. All of the Other Items were included in Net Earnings (Loss) from Continuing Operations.
Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 2nd quarter 2006 results at 1:30 P.M. Eastern Time on Wednesday, July 26, 2006. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon July 26, 2006 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 1:30 P.M. Wednesday, July 26, 2006 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live Webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.
Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; polyester staple fiber, textile and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; environmental risks and foreign currency exchange rates; regulatory changes; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2005.

Wellman, Inc
Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net Sales	$362.6	$345.0	$705.3	$731.3

Cost of Sales	349.2	325.7	682.5	665.8

Gross Profit	13.4	19.3	22.8	65.5

Selling, General and Administrative Expenses	14.0	13.6	29.0	31.6

Restructuring Charges	1.1	0.6	1.5	0.6

Provision for Uncollectible Accounts	—	—	0.1	—

Other Expense, Net	1.1	26.0	7.2	27.8

Operating Income (Loss)	(2.8)	(20.9)	(15.0)	5.5

Interest Expense, Net	14.0	11.2	26.6	21.6

Loss Before Income Tax Benefit	(16.8)	(32.1)	(41.6)	(16.1)

Income Tax Benefit	(5.1)	(10.1)	(13.9)	(5.7)

Net Loss	($11.7)	($22.0)	($27.7)	($10.4)

Net Loss Attributable to Common Stockholders:

Net Loss	($11.7)	($22.0)	($27.7)	($10.4)

Accretion	(3.6)	(3.4)	(7.0)	(7.4)

Net Loss Attributable to Common Stockholders	($15.3)	($25.4)	($34.7)	($17.8)

Basic and Diluted Net Loss Per Common Share:

Net Loss Available to Common Stockholders	($0.48)	($0.80)	($1.09)	($0.56)

Average Common Shares — Basic and Diluted	31.9	31.7	31.9	31.7
All financial information presented above reflects our change in accounting to recognize actuarial gains and losses in the year they were incurred.

WELLMAN, INC.
SUPPLEMENTAL INFORMATION*
SALES BY GROUP

(Millions $)	2Q06	2Q05	1H06	1H05
Packaging Products Group	$221	$195	$415	$424
Fibers & Recycled Products Group	$142	$150	$290	$307

Total Sales	$363	$345	$705	$731

BALANCE SHEET DATA	6/30/2006

(Millions $)
Accounts Receivable	$215
Inventories	$176
Debt, Net	$589
CASH FLOW DATA

(Millions $)	2Q06	2Q05	1H06	1H05
Depreciation	$14	$13	$27	$27
Amort (non-Int)	$4	$4	$9	$9
Amort (Int)	$1	$1	$2	$2

Total D&A	$19	$18	$38	$38
Cap. Exps.	$13	$18	$22	$25
SEGMENT PROFIT (LOSS)

(Millions $)	2Q06	2Q05	1H06	1H05
PPG	($1.1)	$3.8	($6.4)	$28.5
FRPG	0.5	1.9	0.2	5.4

Operating Income (Loss) Excluding Other Items	(0.6)	5.7	(6.2)	33.9
Other Items	2.2	26.6	8.8	28.4

Operating Income (Loss)	(2.8)	(20.9)	(15.0)	5.5
Interest Expense, Net	14.0	11.2	26.6	21.6

Loss Before Income Tax Benefit	($16.8)	($32.1)	($41.6)	($16.1)

*Preliminary

CONFERENCE CALL INFO
Wellman, Inc. will host a conference call to review 2Q 2006 results on Wednesday, July 26, 2006 at 1:30 p.m. ET. You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page
http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts.
The call and related documents contain copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.